UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2004

FelCor Lodging Trust Incorporated

(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Frwy., Suite 1300 Irving, Texas	75062

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

     Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On October 13, 2004, FelCor Lodging Trust Incorporated, or the Company, announced the appointment of Richard A. Smith as Executive Vice President and Chief Financial Officer of the Company. Mr. Smith is anticipated to commence employment with the Company on November 15, 2004.

     Mr. Smith, age 42, has been the executive vice president and chief financial officer of Wyndham International since April 2000, where he has been responsible for finance strategy and operations. Mr. Smith joined Wyndham International in September 1999 as senior vice president and treasurer, overseeing capital market activity, corporate banking relationships, cash management, risk management and debt compliance. Prior to his tenure at Wyndham International, Mr. Smith was vice president, corporate finance at Starwood Hotels & Resorts Worldwide, Inc. He also previously worked for Atlantic Richfield Company and Coopers & Lybrand. He was a licensed as a CPA in Tennessee in 1991 and in California in 1993.

Section 9 — Financial Statements and Exhibits

     Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

     The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit
Number	Description of Exhibit
99.1	Press release issued by the Company on October 13, 2004, announcing the appointment of Richard A. Smith as Executive Vice President and Chief Financial Officer.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING TRUST INCORPORATED
Date: October 13, 2004	By:	/s/ Lawrence D. Robinson
		Name:	Lawrence D. Robinson
		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
99.1	Press release issued by the Company on October 13, 2004, announcing the appointment of Richard A. Smith as Executive Vice President and Chief Financial Officer.